UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2013

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 26, 2013, Nektar Therapeutics, a Delaware corporation (“Nektar”), issued a press release (the “Press Release”) announcing the results from a Phase 2 efficacy study for NKTR-181 in chronic pain patients with osteoarthritis of the knee (the “Phase 2 Study”). A copy of the Press Release reporting results from the Phase 2 Study is furnished herewith as Exhibit 99.1.

In the Press Release, Nektar announced that it would hold a Webcast conference call at 1:30 p.m. (Pacific Time) and 4:30 p.m. (Eastern Time) on September 26, 2013 to review the results from the Phase 2 Study. The conference call will be accessible through a link that is posted on the home page and Investor Relations section of the Nektar website: http://www.nektar.com.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release titled “Nektar Announces Preliminary Topline Results from Phase 2 Efficacy Study for NKTR-181 in Chronic Pain Patients with Osteoarthritis of the Knee” issued by Nektar Therapeutics on September 26, 2013.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date:	September 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “Nektar Announces Preliminary Topline Results from Phase 2 Efficacy Study for NKTR-181 in Chronic Pain Patients with Osteoarthritis of the Knee” issued by Nektar Therapeutics on September 26, 2013.